U. S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                  FORM 8-K/A
                                AMENDMENT NO. 2
                                CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported) June 29, 2001


                               INVESTAMERICA, INC.
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

          NEVADA                     0-28303               87-0400797
-------------------------------   --------------        ----------------
(STATE OR OTHER JURISDICTION OF   (COMMISSION            (IRS EMPLOYER
 INCORPORATION OR ORGANIZATION)    FILE NUMBER)         IDENTIFICATION NO.)


          1776 Park Avenue, #4, Park City, Utah            84060
        --------------------------------------------     ---------
         (Address of principal executive offices)        (Zip Code)


Registrant's telephone number, including area code 435-615-8801
                                                   -------------

                              Not Applicable
       --------------------------------------------------------------
       (Former name or former address, if changed since last report.)

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ITEM 2.  ACQUISTION OR DISPOSITON OF ASSETS.

     On July 7, 2000, InvestAmerica, Inc. ("the Company" or "InvestAmerica") consummated the acquisition of Zed Data Systems Corp. ("Zed") pursuant to the terms of (i) a Share Exchange Agreement (the "Exchange Agreement") among the Company, Zed and one shareholder of Zed and (ii) a Share Purchase Agreement (the "Purchase Agreement") among the Company, Zed and the remaining shareholders of Zed. All of the issued and outstanding shares of Zed were owned directly or indirectly by Douglas Smith, who was President and a director of the Company at the time of the Zed acquisition. Mr. Smith is the President and a founder of Zed.

     Under the terms of the Exchange Agreement, Smith Shelf Company Limited, a corporation solely owned by Mr. Smith, the holder of approximately 23% of the issued and outstanding shares of Zed Common Stock, exchanged its Zed shares for 50,000 Preferred Shares of Zed. The Zed Preferred Shares are exchangeable for an aggregate of 50,000 shares of Series B Preferred Stock of the Company ("Series B Preferred Stock"). Each share of Series B Preferred Stock, upon issuance, will be convertible into 300 shares of Common Stock of the Company. Therefore, an aggregate of 15,000,000 shares of Common Stock will be issuable upon the conversion of all of the Series B Preferred Stock. In addition, each share of Series B Preferred Stock will have 300 votes (an aggregate of 15,000,000 votes for all of the outstanding Series B Preferred Stock), voting together with the holders of Common Stock and Series A Preferred Stock of the Company as a single class. Based upon the 31,017,622 shares of Common Stock currently issued and outstanding as of July 7, 2000, and giving effect to the conversion of all of the Company's outstanding Series A Preferred Stock into 83,250,000 shares of Common
Stock, the holders of Series B Preferred Stock would own approximately
11.6% of the Company's outstanding Common Stock upon conversion of the Series B Preferred Stock (without giving effect to any currently outstanding options and warrants of the Company).

     Under the terms of the Purchase Agreement, the Company acquired all of the remaining issued and outstanding shares of Zed in consideration for a $5,000,000 promissory note of the Company. The note bears interest at the rate of 12% per annum and was payable in 6 equal monthly installments of $715,000 commencing July 31, 2000 followed by one final installment of $710,000 on January 31, 2001. The note is secured by a pledge of the shares of Zed Common Stock acquired by the Company and a security interest in all of the assets of the Company. As at June 28, 2001, no installments have been paid due to the Company's current financial position. With the exception of $100,000, the holders of the note have agreed to an extension with scheduled monthly installments to commence July 31, 2001. The final installment on January 31, 2002 is reduced to $610,000 reflecting the amount of $100,000 which is now due and payable.

     The Company intends to use proceeds from a private offering of equity or debt to pay the note.


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     As of July 7, 2000, the Company had 50,000,000 shares of Common Stock authorized for issuance of which 31,017,622 shares were issued and outstanding. Based on the number of shares of Common Stock that are issuable upon conversion of the Series A Preferred Stock and Series B Preferred Stock, the Company did not have a sufficient number of authorized common shares available. The Board of Directors of the Company approved an amendment to the Company's Articles of Incorporation to increase the number of authorized common shares from 50,000,000 to 200,000,000, and such amendment was approved by the stockholders of the Company at a Special Meeting of Shareholders held on October 27, 2000. The amendment to the Company's Articles of Incorporation was filed on November 29, 2000, and accordingly as at December 15, 2000, the Company has an authorized share capital of 200,000,000 common stock.


ITEM 7. FINANCIAL STATEMENTS, PRO-FORMA FINANCIAL INFORMATION AND EXHIBITS.

      On July 24, 2000, InvestAmerica filed a Current Report on Form 8-K to report the acquisition of Zed. Subsequent Amendments were filed on Form 8-K/A on September 25, 2000 and September 27, 2000 to add the audited financial statements of the business acquired and unaudited pro forma combined statements as required by Item 7. In these filings, the acquisition of Zed was accounted for and presented as a pooling of interests. Subsequently, it has been determined that this acquisition should have been accounted for as a purchase under the purchase method of accounting. This Amendment corrects the presentation of the unaudited pro forma combined statements to reflect the acquisition of Zed as a purchase and accounted for under the purchase method of accounting. In addition, this Amendment, for the purpose of calculating such pro forma information, reflects financial statements for InvestAmerica that record the reverse acquisition accounting for its March 15, 2000 business combination with Optica Communications International Inc. ("Optica"), with InvestAmerica being a continuation of Optica thereafter.


EXHIBITS

1.1* Share Exchange Agreement, among the Company, Zed and Smith Shelf Company Limited.

1.2* Share Purchase Agreement, among the Company, Zed and the shareholders of Zed named therein.

1.3*  Form of Promissory Note of the Company.

1.4*  Certificate of Designation of Series B Preferred Stock of the Company.

1.5** Zed audited consolidated balance sheets, consolidated statements of operations, shareholders' equity and cash flows.

1.6*** InvestAmerica and Zed unaudited pro forma combined financial statements.
-------------

*     filed by Form 8-K on July 24, 2000
**    filed by Form 8-K/A on September 27, 2001
***   filed herewith


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                               SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                              INVESTAMERICA, INC.

                                              By: /s/ Brian Heard
                                              -------------------------
                                              Brian Heard , President

                                              Dated:  June 29, 2001

                                              By:  /s/ Brian Kitts
                                              --------------------------
                                              Brian Kitts, Secretary

                                              Date:  June 29, 2001

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